CONVERTIBLE NOTE

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $10,000,000.00	Issue Date: August 31, 2010

3% CONVERTIBLE NOTE

FOR VALUE RECEIVED, Jintai Mining Group, Inc., a Delaware corporation (“Jintai Delaware”) and Huanjiang Jintai Mining Co., Limited, a limited liability Companies formed in the People’s Republic of China (“PRC”) (“Huanjiang Jintai”) (collectively the “Borrowers”), jointly and severally promise to pay to Liwen Hu (the “Holder”), without demand, the sum of Ten Million Dollars ($10,000,000), with interest thereon as set forth below, on or before August 31, 2011 (the “Maturity Date”), if not paid sooner.

This convertible note (the “Note”) has been entered into pursuant to the terms of a Subscription Agreement between the Borrowers and the Holder, of even date herewith (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1.         Interest Rate. Interest payable on this Note shall accrue at the rate of three percent (3%) per annum and shall be payable on the Maturity Date. Interest will be payable in cash or, provided an Event of Default, or an event which with the passage of time or giving of notice could become an Event of Default, has not occurred, at the election of the Holder, by the delivery of registered shares of Jintai Delaware’s common stock, par value $0.0001 (the “Common Stock”). The conversion of accrued interest due on this Note into Common Stock shall be calculated in accordance with Article II hereof.

1.2.         Payment Grace Period. The Borrowers shall have a twelve (12) business day grace period to pay any monetary amounts due under this Note, after which grace period and during the pendency of an Event of Default (as defined in Article III), a default interest rate of twelve percent (12%) per annum shall apply to the amounts owed hereunder.

1.3.         Conversion Privileges. The conversion rights of the Holder as set forth in Article II of this Note shall remain in full force and effect immediately from the date hereof and until the Note is paid in full, regardless of the occurrence of an Event of Default. The principal amount of the Note and the unpaid interest shall be payable in full on the Maturity Date, unless previously paid or converted into Common Stock in accordance with Article II hereof.

1.4.         Application of Payments. Payments received by Holder from Borrowers shall be applied first to outstanding liquidated and other damages, if any, then to accrued but unpaid interest, and thereafter, to principal.

1.5.         Optional Redemption by Borrowers. At any time after the date of issuance of this Note, the Borrowers may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem, without penalty, all of the then outstanding principal amount and interest due on this Note for cash in an amount equal to 125% of the then outstanding principal and accrued and unpaid interest hereunder (“Optional Redemption Amount”), on the 30th day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). The Optional Redemption Amount may not be paid prior to the Optional Redemption Date. The Optional Redemption Amount shall payable in full on the Optional Redemption Date. The Borrowers covenant that Jintai Delaware will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

ARTICLE II

CONVERSION RIGHTS

The entire principal amount under this Note and the accrued but unpaid interest thereon shall convert, or may be converted by the Holder, into shares of Jintai Delaware’s Common Stock as set forth below.

2.1          Automatic Conversion into Jintai Delaware’s Common Stock.  In the event that Jintai Delaware conducts an initial public offering (“IPO”) of its shares of Common Stock, the outstanding principal amount under this Note, and the accrued and unpaid interest thereon, as of the date of such IPO shall automatically be converted into fully paid and non-assessable shares of Common Stock, at the Conversion Price (as defined in Section 2.2(b) hereof) set forth in Section 2.2(c) below.

2.2          Voluntary Conversion into Jintai Delaware’s Common Stock.

(a)           The Holder shall have the right from and after the Issue Date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal amount of this Note, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and non-assessable shares of Common Stock, or any shares of capital stock of Jintai Delaware into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 2.2(b) hereof) determined as provided herein. Upon delivery to the Borrowers of a completed Notice of Conversion, a form of which is annexed as Exhibit A hereto, Borrowers shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) such number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal and interest of the Note to be converted, by the Conversion Price.

(b)           Subject to adjustment as provided for in Section 2.2(c) hereof, the conversion price per share of Common Stock shall be the offering price for the Common Stock in the IPO, provided however that in the event that the IPO is not conducted by Jintai Delaware within ninety (90) days from the date hereof, the Holder may opt to convert the unpaid principal of the Notes, and all accrued and unpaid interest thereon, pursuant to Section 2.2(a) above at a Conversion Price of four dollars ($4.00) per share (the “Conversion Price”).

(c)           The Conversion Price and the number and kind of shares or other securities to be issued upon conversion of this Note, shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

(i.)           Merger, Sale of Assets, etc. If the Borrowers at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right, immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser or surviving entity of the surviving corporation after any such consolidation, merger, sale or conveyance; or

(ii.)          Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

(d)          Whenever the Conversion Price is adjusted pursuant to Section 2.2(c) above, Jintai Delaware shall promptly provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(e)           Jintai Delaware will reserve from its authorized and unissued shares of Common Stock, the number of shares of Common Stock during the time periods and in the amounts described in the Subscription Agreement. Jintai Delaware represents that upon issuance, such shares of Common Stock will be duly and validly issued, fully paid, and non-assessable.  Jintai Delaware agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates, to execute and issue the necessary certificates for shares of Jintai Delaware’s Common Stock upon the conversion of this Note.

2.3          No Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note, but an adjustment in cash will be made, in respect of any fraction of a share (which will be valued based on the Conversion Price) which would otherwise be issuable upon the surrender of this Note for conversion, and a check in the amount of the value of such fractional share shall be delivered to the Holder.

2.4          Method of Conversion. This Note may be converted by the Holder in whole or in part, as described above. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrowers to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and accrued interest then unpaid hereon immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

3.1          Failure to Pay Principal or Interest. The Borrowers fail to pay any amount when due, and such failure continues for a period of twelve (12) business days after the due date. The twelve (12) day period described in this Section 3.1 is the same twelve (12) business day period described in Section 1.1 hereof.

3.2          Breach of Covenant. The Borrowers breaches any material covenant or other material term or condition of the Subscription Agreement, or any other material term or condition of this Note, in any material respect, and such breach continues for a period of twelve (12) business days.

3.3          Breach of Representations and Warranties. Any material representation or warranty of the Borrowers made herein, in any Transaction Document, or in any agreement, statement or certificate given in writing pursuant hereto, or in connection herewith or therewith, shall be false or misleading in any material respect as of the date made and as of the Closing Date.

3.4          Receiver or Trustee. The Borrowers shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed without the consent of the Borrowers, if such receiver or trustee is not dismissed within forty-five (45) days from appointment.

3.5          Judgments. Any money judgment, writ or similar final process amounting to more than $1,000,000 shall be entered or filed against the Borrowers or any of its property or other assets, and shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) days therefrom.

3.6          Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law, or the issuance of any notice in relation to such event, shall be instituted by or against the Borrowers and the same is not dismissed within forty-five (45) days of initiation.

3.7          Failure to Deliver Common Stock or Replacement Note. Jintai Delaware’s failure to deliver the Common Stock to the Holder pursuant to and in the form required by this Note, or, if required, a replacement Convertible Note, more than ten (10) business days after the required delivery date of such Common Stock or replacement Convertible Note.

3.8          Reservation Default. The failure by the Borrowers to have reserved for issuance upon conversion of the Note the number of shares of Common Stock as required to enable the Holder to convert the Note into Common Stock, as set forth herein, and such failure continues uncured for a period of 10 business days.

ARTICLE IV

MISCELLANEOUS

4.1          Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any other rights or remedies otherwise available to the Holder.

4.2          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by telegram or facsimile, addressed as set forth below, or to such other address as such party shall have specified by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (i) upon hand delivery or delivery by telegram or facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the third business day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Companies:	Jintai Mining Group, Inc.,
No. 48 Qiaodong Road, Sien Town,
Huanjiang County Hechi City,
Guangxi Province, China
Attn: Kuizhong Cai
Fax: (86 0778) 220-5911.

Huanjiang Jintai Mining Co., Limited
No. 48 Qiaodong Road, Sien Town,
Huanjiang County Hechi City,
Guangxi Province, China
Attn: Kuizhong Cai
Fax: (86 0778) 220-5911.

With a copy by fax to: Gersten Savage LLP
600 Lexington Avenue, 9th Fl.
New York, NY 10022
Attn: Arthur  Marcus, Esq.
Phone: (212) 752-9700
Fax: (212) 980-5192

To Subscriber:	Liwen Hu
No. 3, 1st Street, Fengya Garden
Phoenix City, Guang Yuan Road East
Phone: + 86(020) 38377188
Fax:     + 86(020) 38377228

With a copy by fax to:	____________________
____________________
____________________
Phone: ______________
Fax:     ______________

4.3          Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4          Assignability. This Note shall be binding upon the Borrowers and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. This Note shall not be divided by the Holder except in increments of not less than $1,000,000 in principal amount and, in any event, the Holder shall immediately provide the Borrowers written notice of an assignment of any of the rights under this Note.

4.5          Cost of Collection. If default is made in the payment of this Note, Borrowers shall pay the Holder hereof all reasonable costs of collection, including reasonable attorneys' fees.

4.6          Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or Federal courts located in the State and County of New York. All parties agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note is held invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrowers in any other jurisdiction to collect on the Borrowers's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder. This Note shall be deemed an unconditional obligation of Borrowers for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrowers by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213, or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrowers are parties or which the Borrowers deliver to the Holder, which may be convenient or necessary to determine Holder’s rights hereunder, or Borrowers’ obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

4.7          Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrowers to the Holder.

4.8          Shareholder Status. The Holder shall not have rights as a shareholder of Jintai Delaware with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrowers with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrowers.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrowers has caused this Note to be signed in their names by an authorized officer as of the 31st day of August, 2010.

JINTAI MINING GROUP, INC.

Date: August 31, 2010

By:	/s/ Kuizhong Cai
Name: Kuizhong Cai
Title: President and Chairman of the Board

HUANJIANG JINTAI MINING CO.LTD

Date: August 31, 2010

By:	/s/ Kuizhong Cai
Name: Kuizhong Cai
Title: President and Chairman of the Board

EXHIBIT A TO CONVERTIBLE NOTE

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to voluntarily convert the Note)

The undersigned hereby elects to convert the principal amount of the Convertible Note (the “Note”) issued by Jintai Mining Group, Inc. on August  ___, 2010, and the accrued but unpaid interest thereon, into shares of Common Stock of Jintai Mining Group, Inc. according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:             ___________________

Amount to be Converted:     ___________________

Shares To Be Delivered:      ___________________

Signature:             ___________________

Print Name:          ___________________

Address:               ___________________
___________________
___________________